MANUFACTURER'S REPRESENTATIVE AGREEMENT
                    ---------------------------------------

     THIS AGREEMENT is made and entered by and between Peabodys Coffee, Inc., a Nevada corporation, with principal office located at 3845 Atherton Road, Suite 9, Rocklin, California (hereinafter also referred to as "COMPANY") and Marathon Global, an Arkansas Corporation with the principal office located at 5210 Village Parkway, Rogers, Arkansas (hereinafter also referred to as the "REPRESENTATIVE").

     WHEREAS, the COMPANY desires to retain the REPRESENTATIVE as an independent contractor for purposes of consulting and selling the COMPANY'S products and the REPRESENTATIVE desires to provide certain consulting and sales services to the COMPANY, upon the terms and conditions set forth below.

     NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  set  forth
hereafter, as well as other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. TERRITORY: The COMPANY hereby grants to the REPRESENTATIVE the exclusive right to sell the COMPANY'S products to the mass market retail class of trade (defined as sales made either directly to or through distributors to: mass market retailers, grocery stores, drug stores and specialty stores).

2. TERRITORY EXCLUSION: The COMPANY specifically does not grant any rights to REPRESENTATIVE with respect to sales of the COMPANY'S product in COMPANY'S full service retail coffee operations (defined as sales originating at coffee carts, coffee kiosks, coffee houses, or similar operations).

3. PRODUCTS: The COMPANY'S products which the REPRESENTATIVE may exclusively sell in its territory are as follows: All products which are manufactured and/or sold by the COMPANY on this date and any product which is manufactured or sold by COMPANY during the future term of this Agreement (herein referred to as "Product").

4. RELATIONSHIP OF PARTIES: The parties agree that REPRESENTATIVE shall perform all services required hereunder as an independent contractor, and not as an employee, agent, joint venturer, or partner of COMPANY for any purpose whatsoever. COMPANY shall have no right to, and shall not, control the manner or prescribe the method by which services are performed by REPRESENTATIVE hereunder. REPRESENTATIVE shall be entirely and solely responsible for its acts while engaged in the performance of services hereunder. The employees and agents of each party shall not be considered employees or agents of the other for any purpose. REPRESENTATIVE is not authorized to bind COMPANY except as expressly authorized in writing by COMPANY.

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5. COMPENSATION:

     5.1 KEY ACCOUNTS: The COMPANY shall pay the REPRESENTATIVE five percent (5 %) of the net invoice (hereinafter referred to as "Net Invoice") for all Product sold by the REPRESENTATIVE in the Territory, within ten (10) days of the COMPANY'S receipt of full payment therefore. For purposes of this Agreement, the term "Net Invoice" shall mean the gross price shown on the invoice LESS:
shipping, freight, C.O.D., and/or freight insurance charges invoiced to customer; shipping, freight, C.O.D., and/or freight insurance charges incurred by COMPANY and not invoiced to customer; trade discounts granted for early payment; rebates, promotional, and slotting discounts or allowances; sales and use taxes; and charge backs for product returns. The COMPANY shall forward a copy of each invoice to the REPRESENTATIVE within fifteen (15) days of shipment of the Product sold by REPRESENTATIVE. The REPRESENTATIVE shall have the right to audit the books, records and financial statements of the COMPANY regarding the Product, including but not limited to, all purchase orders and invoices before, during and after the term of this Agreement.

     5.2 NATIONAL SALES MANAGEMENT: The Company shall pay the REPRESENTATIVE seven percent (7%) of the Net Invoice for all product sold by any representatives engaged and managed by REPRESENTATIVE for the purposes of representing COMPANY within the territory.

     5.3 MARKETING AND CONSULTING: As consideration for the performance of marketing and consulting services, the COMPANY shall, as soon as practicable following the execution of this Agreement by the parties:

     (a) grant to REPRESENTATIVE an option for the purchase of Two Hundred Thousand (200,000) shares of the COMPANY's common stock on the terms set forth in the Stock Option Agreement attached hereto as Exhibit A ("Option"); and

     (b) issue to REPRESENTATIVE One Hundred Thousand (100,000) shares of the COMPANY's common stock ("Shares").

6. INVESTOR ACKNOWLEDGEMENTS AND REPRESENTATIONS: In connection with the grant of the Option and the issuance of the Shares, REPRESENTATIVE acknowledges and represents as follows:

     (a) General Securities Risk. The Option and the Shares are "securities" under federal and state securities laws, and these securities involve a high degree of risk and should not be held by anyone who cannot afford the risk of loss of his or her entire investment.

     (b) Review by Federal or State Agency. No federal or state agency has made any finding or determination as to the fairness of the offering of the Option and the Shares for investment, or any recommendation or endorsement of the Option and the Shares. Specifically, these securities have not been approved or disapproved by the Securities & Exchange Commission ("SEC"), the California Department of Corporations ("DOC"), or any other state or federal agency.

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     (c) No  Federal  Registration.  The  offer and sale of the  Option  and the
Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The COMPANY is offering the Option and the Shares in reliance upon the exemption from registration provided by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act (17 CFR ss. 230.506). The Option and the Shares will be "restricted securities" as that term is defined in the Securities Act.

     (d) No State Qualification or Registration. The offer and sale of the Option and the Shares have not been qualified with the Commissioner of Corporations of the State of California, or registered or qualified with any other state agency. The COMPANY is offering the Option and the Shares in reliance on the exemption from qualification set forth in Section 25102.1 of the California Corporate Securities Law of 1968 for "covered securities" as that term is defined in Section 18 of the Securities Act.

     (e) Foreign Securities Laws. The COMPANY makes no representation with regard to the securities laws and other laws of any country other than the United States.

     (f) Tax Consequences. The tax consequences to REPRESENTATIVE of investing in the Shares or holding or exercising the Option will depend on REPRESENTATIVE's particular circumstances, and neither the COMPANY nor its officers, directors, agents, employees, affiliates or representatives will be responsible to REPRESENTATIVE for the tax consequences of such investment or exercise. REPRESENTATIVE WILL LOOK SOLELY TO, AND RELY UPON, REPRESENTATIVE'S OWN ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THIS INVESTMENT.

     (g) No Warranties Regarding Performance. At no time have any of the following been guaranteed or warranted to REPRESENTATIVE by the COMPANY, or any of its officers, directors, agents or employees, or any other person, expressly or by implication:

          (i) the approximate or exact length of time that REPRESENTATIVE will be required, by market conditions or otherwise, to remain the owner of the Option and the Shares;

          (ii) the amount of profit and/or amount of any type of consideration, profit or loss, if any, to be realized as a result of this investment; or

          (iii) the future successful operation of the COMPANY.

     (h) No Warranties Regarding Benefit to Investors. No representations or warranties of any kind are intended to be made in this Agreement nor should any be inferred from the information and statements contained herein with respect to the economic return or benefits which may accrue to REPRESENTATIVE. No assurance is given that existing tax, securities, or other laws will not be changed or interpreted adversely. REPRESENTATIVE is not to construe the contents of this Agreement or any prior, concurrent or subsequent communication from the COMPANY, its officers, directors, agents or employees, or any professional associated with this offering as legal, tax or investment advice. REPRESENTATIVE SHALL CONSULT WITH ITS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX AND RELATED MATTERS CONCERNING THE INVESTMENTS DESCRIBED HEREIN.

     (i) Arbitrary Offering Price. The offering price of the Option and the Shares has been determined arbitrarily by Company and does not necessarily bear any relationship to the assets, book value or any other recognized criteria of value or the prospective value of the COMPANY's assets. No assurance is or can be given that the Option and the Shares could be sold for any particular amount.

     (j) Acquiring For Own Account. REPRESENTATIVE is acquiring the Option and the Shares for REPRESENTATIVE's own account, solely for investment and not with a view to resale or distribution;

     (k) Business and Financial Experience. By reason of REPRESENTATIVE's business or financial experience, or the business or financial experience of REPRESENTATIVE's professional advisor who is not affiliated with or compensated by the COMPANY, REPRESENTATIVE has the capacity to evaluate adequately the merits and risks of, and protect its own interests in connection with, this investment;

     (l) Investment Risk. REPRESENTATIVE recognizes that an investment in the COMPANY's' stock involves substantial risks, including a risk of total loss of REPRESENTATIVE's investment. REPRESENTATIVE can afford to bear the economic risks of this investment for an indefinite period and has no need for liquidity in this investment. REPRESENTATIVE has adequate means of providing for REPRESENTATIVE's current needs and contingencies if this investment results in a total loss;

     (m) Disclosure of Information. REPRESENTATIVE is acquiring the Option and the Shares without having been furnished an offering memorandum or prospectus. REPRESENTATIVE and its President have access to and have reviewed all of the COMPANY's recent filings with the Securities and Exchange Commission, including the COMPANY's recent quarterly reports filed on Form 10Q-SB and the COMPANY's annual reports filed on Form 10K-SB. REPRESENTATIVE and its principals have had access to, and have carefully read and understand, all the provisions of this Agreement and the COMPANY's recent Form 10Q-SB and Form 10K-SB filings. REPRESENTATIVE has had access to all such other information about the COMPANY and the Common Stock as REPRESENTATIVE has deemed necessary or desirable to reach an informed and knowledgeable investment decision;

     (n) Access to Additional Information. The COMPANY has made available to REPRESENTATIVE all documents that have been requested relating to an investment in the Option and the Shares, and has provided answers to all of REPRESENTATIVE's questions concerning the securities. In evaluating the suitability of an investment in the Option and the Shares, REPRESENTATIVE has not relied upon any representations or other information (whether oral or written) other than as contained in any documents or answers to questions furnished by the COMPANY, or gained through REPRESENTATIVE's due diligence described in subpart (m);

     (o) REPRESENTATIVE Information. All of the information provided to the COMPANY or its agents and all representations made herein are complete, true and correct as of the date hereof. REPRESENTATIVE understands that REPRESENTATIVE's answers will be confidential but authorizes the COMPANY or its agents to disclose the information contained herein to appropriate regulatory agencies if called upon to establish the availability of an exemption from registration under the Act or qualification under state securities laws or for other purposes. Within five (5) days after receipt of a written request from the COMPANY, REPRESENTATIVE shall provide such information and shall execute and deliver such documents as reasonably may be necessary to comply with any and all laws, regulations and ordinances to which the COMPANY is subject.

7. TERM: The term of this Agreement, and the rights, duties and obligations hereunder, shall continue until December 31st, 2004; however, if neither party shall have given the other party hereto written notice of termination at least sixty (60) days prior to the said date of termination for the first year set forth above, or at least sixty (60) days prior to the termination date (same day and month as set forth above) for each succeeding year, then the term of this Agreement shall continue until the said day and month of the next following calendar year. Provided, in the event of termination of this Agreement for any reason, the COMPANY shall continue to remain obligated, for a period of time equivalent to three hundred sixty-five (365) successive days following the date of the termination of this Agreement, to promptly pay to the REPRESENTATIVE the same percentage as set forth in Paragraph 5.1 above for the sale of all of the COMPANY'S products which are enumerated in Paragraph 1 above.

8. REIMBURSEMENT OF EXPENSES: In addition to the payment of compensation described above and regardless of whether any Transaction (including any Merger or Acquisition, as herein defined) is proposed or consummated, the COMPANY agrees to reimburse REPRESENTATIVE for all out-of-pocket fees and expenses which are reasonably incurred by REPRESENTATIVE in connection with the services provided hereunder. Such fees and expenses shall include, but not be limited to, travel expenses, communications charges, legal expenses, database charges, copying expenses, sample costs, and delivery and distribution charges incurred by such companies in connection with the performance of their duties and obligations under and services contemplated by this Agreement. COMPANY shall have the right to pre-approve any fees and expenses greater than $500 prior to REPRESENTATIVE incurring such fees and expenses.

9. GOODWILL: The REPRESENTATIVE shall at all times use its best efforts to sell and promote the COMPANY'S Product in a professional manner and to be especially careful to keep, maintain and promote the name, reputation, and brand image of the COMPANY.

10. SAMPLES AND SUPPLIES: The COMPANY shall promptly furnish, free of charge, the REPRESENTATIVE with all samples, literature, price lists, pictures, and other information regarding the Product, subject to the COMPANY'S approval, which shall not be unreasonably withheld.

11. WARRANTY AND SERVICE OF PRODUCT: The COMPANY shall remain responsible for all claims of third parties, including but not limited to distributors, retailers or consumers due to defective Products and shall hold harmless and indemnify REPRESENTATIVE for any claims, damages or legal expenses which REPRESENTATIVE may incur as a result of any allegedly defective Products; and, additionally, any expenses relating to warranty and service support incurred by REPRESENTATIVE over and above the normal and occasional support will be promptly paid by the COMPANY.

12. INDEMNIFICATION: REPRESENTATIVE shall defend, indemnify and hold harmless COMPANY and COMPANY's officers, directors, agents and employees, from and against any and all claims, demands, losses, expenses, obligations, liabilities, damages or causes of action, including reasonable attorneys' fees and costs, of any nature arising directly or indirectly from: (i) the violation by REPRESENTATIVE of any federal, state or local law, including any attorneys' fees which the COMPANY may incur as a result of any such claim, demand or cause of action; and/or (ii) damages to any third parties or to the COMPANY or its agents and employees caused by any action or inaction of REPRESENTATIVE in connection with the performance of the consulting or sales services. The COMPANY shall notify REPRESENTATIVE of the existence of any claim, demand, or other matter to which REPRESENTATIVE's indemnification obligations would apply no later than thirty (30) days from the date the COMPANY becomes aware of such claim, demand or other matter, specifying in writing the facts relating to such claim, demand or other matter, and shall give REPRESENTATIVE a reasonable opportunity to defend the same at REPRESENTATIVE's own expense and with counsel of REPRESENTATIVE's selection; provided that the COMPANY shall at all times also have the right, but not the obligation, to fully participate in the defense at the COMPANY's own expense. If REPRESENTATIVE shall, within a reasonable time after this notice, fail to defend, the COMPANY shall have the right, but not the obligation, to undertake the defense of, and compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account and at the risk, of REPRESENTATIVE. Without limiting the foregoing, REPRESENTATIVE specifically agrees to indemnify and hold harmless the COMPANY from any and all legal expenses reasonably incurred by the COMPANY in enforcing its rights under this Section 10.

13. PRICES: The COMPANY shall notify REPRESENTATIVE of any pricing and term changes for products sold within REPRESENTATIVE's territory thirty (30) days in advance of implementing the same.

14. NOTICES: Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile or e-mail followed within five (5) business days by a hard copy of such notice sent either registered or certified mail, postage prepaid, as follows:


         If to the COMPANY:             Todd Tkachuk, Chairman
                                        Peabodys Coffee, Inc.
                                        3845 Atherton Road, Suite 9
                                        Rocklin, CA  95765
                                        Phone: 916-632-6090
                                        Fax: 916-632-6099
                                        Email: peabodys1@cs.com

         If to the REPRESENTATIVE:      Brent Campbell, COO/CFO
                                        Marathon Global
                                        5210 Village Parkway
                                        Rogers, AR 72758
                                        Phone:  501-273-5914
                                        Fax:      501-273-5924
                                        Email: brent@marathonglobal.com

15. SEVERABILITY: Any provision contained in this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity, without affecting in any way the remaining provisions hereof which shall remain valid and enforceable.

16. ASSIGNMENT: This Agreement shall not be assigned by the COMPANY without the prior written consent of the REPRESENTATIVE, which shall not be unreasonably withheld. This Agreement shall not be assigned by the REPRESENTATIVE without the prior written consent of the COMPANY, which shall not be unreasonably withheld.

17. SUCCESSORS AND ASSIGNS: The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

18. COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same complete Agreement.

19. HEADINGS: The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

20. MODIFICATION AND WAIVER: No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by both parties hereto. No waiver of any provision of this Agreement shall constitute a waiver of any other provision hereof. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

21. REPRESENTATIONS AND WARRANTIES: The COMPANY, by and through the undersigned, has the requisite power and authority to execute and deliver this Agreement, which shall constitute a valid and binding obligation of COMPANY enforceable in accordance with its terms. The execution of this Agreement by the COMPANY has been duly authorized by all necessary COMPANY action. Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any law, rule, regulation, order, judgment or decree to which the COMPANY is subject, or conflict with or result in a breach or default under any term or condition of any agreement or other instrument to which the COMPANY is a party or by which it may be bound, or violate or conflict with the rights of the COMPANY'S owners, partners, members or shareholders.

22. ENTIRE AGREEMENT: This Agreement, and the schedules and exhibits attached hereto, sets forth the entire understanding of the parties with respect to the subject matter hereof; and any previous Agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

23. GOVERNING LAW: This Agreement shall be construed in accordance with and governed by the laws of the State of Arkansas and shall be deemed to have been executed within the State of Arkansas, United States of America.

24. ATTORNEY'S FEES: Should it become necessary to enforce any provision of this Agreement, the prevailing party shall be entitled to recover fees and costs, including but not limited to reasonable attorney's fees.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the dates written below.

"COMPANY"                                   "REPRESENTATIVE"
PEABODYS COFFEE, INC.                       MARATHON GLOBAL

By:      _______________________            By:      _________________________
         Todd N. Tkachuk, Chairman                   John A. Phillips, Chairman

Date:    _______________________            Date:    _________________________